AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 2006
                                                           REGISTRATION NO. 333-

--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------
                           THE A CONSULTING TEAM, INC.
             (Exact name of registrant as specified in its charter)
                               -------------------

         NEW YORK                                         13-3169913
  (State of incorporation)                  (I.R.S. Employer Identification No.)
                               -------------------

                           THE A CONSULTING TEAM, INC.
                              200 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10003
                                 (212) 979-8228
 (Address and telephone number, including area code, of principal executive offices)

                THE A CONSULTING TEAM, INC. AMENDED AND RESTATED
                        1997 STOCK OPTION AND AWARD PLAN
    (FORMERLY, THE A CONSULTING TEAM, INC. 1997 STOCK OPTION AND AWARD PLAN,
                            AS AMENDED MAY 24, 2001)
                            (Full title of the plans)
                               -------------------

                                  SHMUEL BENTOV
                 CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                           THE A CONSULTING TEAM, INC.
                              200 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10003
                                 (212) 979-8228
 (Name, address and telephone number, including area code, of agent for service)
                               -------------------

                         CALCULATION OF REGISTRATION FEE

============================================ ===================== =================== ====================== ==============
                                                                        PROPOSED
                                                    AMOUNT          MAXIMUM OFFERING         PROPOSED           AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED             TO BE           PRICE PER SHARE      MAXIMUM AGGREGATE    REGISTRATION
                                                REGISTERED(1)             (2)             OFFERING PRICE           FEE
-------------------------------------------- --------------------- ------------------- ---------------------- --------------

Shares of the common stock, $0.01 par
value per share (the "Common Stock"), of
The A Consulting Team, Inc. (the
"Registrant")                                      975,000               $4.48             $4,368,000.00         $467.38
-------------------------------------------- --------------------- ------------------- ---------------------- --------------
TOTAL                                              975,000                                 $4,368,000.00         $467.38
-------------------------------------------- --------------------- ------------------- ---------------------- --------------

 (1) The shares that are being registered are to be offered and sold pursuant to awards under The A Consulting Team, Inc. Amended and Restated 1997 Stock Option and Award Plan (formerly, The A Consulting Team, Inc. 1997 Stock Option and Award Plan, as amended May 24, 2001; the "Plan"). This Registration Statement also shall cover any additional shares of Common Stock that become issuable pursuant to awards under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction, without the receipt of consideration, which results in an increase in the number of shares of the Registrant's outstanding Common Stock.
 (2) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h). The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Common Stock on April 3, 2006 as reported on the Nasdaq Capital Market.

                                     PART I

Item 1.  PLAN INFORMATION.*

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The A Consulting Team, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K, filed March 29, 2006 (File No. 000-22945) for the fiscal year ended December 31, 2005;

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2005; and

         (c) The description of the Registrant's common stock contained in the Registration Statement on Form 8-A, and any amendment or report filed with the Commission for purposes of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15 (d) of the Exchange Act shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement.

Item 4.  DESCRIPTION OF SECURITIES.

Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

In accordance with Article VII of the Registrant's Restated Certificate of Incorporation and Article VI of the Registrant's Amended and Restated By-Laws, the Registrant shall indemnify any officer or director (including officers and directors serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the Registrant's request) made, or threatened to be made, a party to an action or proceeding (whether civil or criminal, and other than by or in the right of the Registrant) to procure a judgment in its favor, by reason of the fact that he or she (and his or her testator or intestate) served as an officer or director (or in any capacity, in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise), against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein) if such officer or director acted, in good faith, for a purpose he or she reasonably believed to be in (or, in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, not opposed to) the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to be believe that his conduct was unlawful.

In addition, the Registrant shall indemnify any officer or director (including officers and directors serving or who served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as an officer or director at the Registrant's request) made, or threatened to be made, a party to an action by or in the right of the Registrant to procure a judgment in its favor, by reason of the fact that he or she (and his or her testator or intestate) is served or served in such capacity, against amounts paid in settlement and reasonable expenses (including attorneys' fees actually and necessarily incurred by him or her in connection with the defense or settlement of such action, or an appeal therein) if such officer or director acted, in good faith, for a purpose he or she reasonably believed to be in (or, in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, not opposed to) the best interests of the Registrant; provided that the Registrant will not indemnify an officer or director with respect to a threatened action, or pending action, that is settled or otherwise disposed of or any claim, issue or matter as to which such officer or director has been adjudged liable to the Registrant, unless and only to the extent that the court in which such action was brought (or, if no action was brought, any court of competent jurisdiction) determines upon application that, in view of the all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

These provisions are intended to allow the Registrant's officers and director the benefit of all applicable sections of the New York Business Corporation Law which permit a New York corporation to indemnify its officers and directors against any judgment, fines and amounts paid in settlement and reasonable expenses if such person acted in good faith, for a purpose he or she reasonably believed to be in (or, in the case of service for another entity, not opposed to) the best interests of the Registrant.

The Registrant has entered into agreements, effective August 2, 2003, to provide indemnification for officers and directors in accordance with the Registrant's Restated Certificate of Incorporation and Amended and Restated By-Laws.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

Item 8.  EXHIBITS.

 EXHIBIT                                                                        INCORPORATED BY REFERENCE          FILED
 NUMBER     EXHIBIT DESCRIPTION                                           FORM       EXHIBIT      FILING DATE    HEREWITH
 ------     -------------------                                           ----       -------      -----------    --------
 5          Opinion of ORRICK HERRINGTON & SUTCLIFFE LLP                                                             X

 23.1       Consent of GRANT THORNTON LLP, Independent Registered                                                    X
            Public Accounting Firm

 23.2       Consent of MERCADIEN, P.C., Independent Registered                                                       X
            Public Accounting Firm

 23.3       Consent of ORRICK HERRINGTON & SUTCLIFFE LLP (contained                                                  X
            in Exhibit 5).

 24         Power of Attorney                                                                                        X
            (included on the signature page hereto).


 99.1       The A Consulting Team, Inc. 1997 Stock Option and Award     DEF-14A     Exhibits    April 30, 2001
            Plan, as amended May 24, 2001                                             B & C

 99.2       The A Consulting Team, Inc. Amended and Restated 1997       DEF-14A       Annex      June 27, 2005
            Stock Option and Award Plan                                                 J

Item 9.  UNDERTAKINGS.

         (a) The Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                      (i) to include therein any prospectus required by
                      Section 10(a)(3) of the Securities Act;

                      (ii) to reflect in such prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth herein-- Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                           provided however, that:

                                 (A) paragraphs (a)(1)(i) and (a)(1)(ii)
                                 above do not apply if the Registration
                                 Statement is on Form S-8, and the
                                 information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

                                 (B) paragraphs (a)(1)(i), (a)(1)(ii) and
                                 (a)(1)(iii) above do not apply if the
                                 Registration Statement is on Form S-3 or
                                 Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

                  (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, a corporation organized and existing under the laws of the State of New York, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 7 day of April, 2006.

                                      THE A CONSULTING TEAM, INC.

                                      By:  /s/ SHMUEL BENTOV
                                      ------------------------------------------
                                           Shmuel BenTov
                                           Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, hereby constitute and appoint Shmuel BenTov, Chief Executive Officer, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and to file the same, with all exhibits thereto, and other documents in connection therewith, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

      IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                              TITLE                                   DATE


/s/ SHMUEL BENTOV                                 Chairman, Chief Executive Officer and President          April 7, 2006
-----------------------------------------------    (Principal Executive Officer and Principal
Shmuel BenTov                                                     Financial Officer)


/s/ STEVEN S. MUKAMAL                                                 Director                             April 7, 2006
-----------------------------------------------
Steven S. Mukamal

/s/ REUVEN BATTAT                                                     Director                             April 7, 2006
----------------------------------------------
Reuven Battat

/s/ WILLIAM MILLER                                                    Director                             April 7, 2006
----------------------------------------------
William Miller

/s/ RABIN DHOBLE                                                      Director                             April 7, 2006
----------------------------------------------
Rabin Dhoble

                                  EXHIBIT INDEX

<

 EXHIBIT                                                                        INCORPORATED BY REFERENCE          FILED
 NUMBER     EXHIBIT DESCRIPTION                                          FORM       EXHIBIT      FILING DATE     HEREWITH
 ------     -------------------                                          ----       -------      -----------     --------
 5          Opinion of ORRICK HERRINGTON & SUTCLIFFE LLP                                                             X

 23.1       Consent of GRANT THORNTON LLP, Independent Registered                                                    X
            Public Accounting Firm

 23.2       Consent of MERCADIEN, P.C., Independent Registered
            Public Accounting Firm

 23.3       Consent of ORRICK HERRINGTON & SUTCLIFFE LLP (contained                                                  X
            in Exhibit 5).

 24         Power of Attorney                                                                                        X
            (included on the signature page hereto).

 99.1       The A Consulting Team, Inc. 1997 Stock Option and Award     DEF-14A     Exhibits    April 30, 2001
            Plan, as amended May 24, 2001                                             B & C

 99.2       The A Consulting Team, Inc. Amended and Restated 1997       DEF-14A       Annex      June 27, 2005
            Stock Option and Award Plan                                                 J